Exhibit 99.1

Pegasystems Announces Financial Results for Second Quarter and First Six Months of 2016

Total Revenue Growth Exceeds 16% For First Half 2016

CAMBRIDGE, Mass. – August 3, 2016 – Pegasystems Inc. (NASDAQ: PEGA), the software company empowering the world’s leading enterprises with strategic applications for customer engagement, today announced results for its second quarter and six months ended June 30, 2016.

“We are pleased with our results for the first half of 2016,” said Alan Trefler, Founder and CEO of Pegasystems. “An increasing number of organizations are choosing Pega® applications to improve their business outcomes by combining the power of insight, action, and evolution to enhance customer experiences. We continue to see the world’s leading organizations and governments adopt the Pega® 7 Platform as the engine to drive their digital transformation.”

SELECTED GAAP & NON-GAAP RESULTS (1)

	Three Months Ended June 30,
($ in thousands except per share amounts)	2016 GAAP	2016 Non-GAAP	2015 GAAP	2015 Non-GAAP	% Increase
					GAAP	Non-GAAP
Total Revenue	$188,996	$189,846	$162,019	$162,019	17%	17%
License Revenue	$70,671	$70,685	$63,497	$63,497	11%	11%
Cloud Revenue	$11,269	$11,364	$7,279	$7,279	55%	56%
Net Income	$3,647	$14,644	$3,104	$10,945	17%	34%
Diluted Earnings per share	$0.05	$0.19	$0.04	$0.14	25%	36%

	Six Months Ended June 30,
($ in thousands except per share amounts)	2016 GAAP	2016 Non-GAAP	2015 GAAP	2015 Non-GAAP	% Increase
					GAAP	Non-GAAP
Total Revenue	$367,854	$368,704	$315,937	$315,937	16%	17%
License Revenue	$139,016	$139,030	$121,472	$121,472	14%	14%
Cloud Revenue	$19,767	$19,862	$13,456	$13,456	47%	48%
Net Income	$12,652	$32,447	$9,039	$21,131	40%	54%
Diluted Earnings per share	$0.16	$0.41	$0.11	$0.27	45%	52%

(1)	See a reconciliation of our GAAP to Non-GAAP measures contained in the financial schedules at the end of this release.

“It was good to see strength in the first half of 2016 despite global volatility and adverse currency shifts,” said Ken Stillwell, Pegasystems CFO. “We continue to drive long-term, strategic value for our new and existing clients who select us as their key strategic partner. While our openness to licensing to clients through term, cloud, or perpetual can lead to quarterly variations, we are excited by our long-term growth trend as a true value measure.”

Cash: Total cash, cash equivalents, and marketable securities at June 30, 2016 was $137.6 million, down 37% from 2015 year-end, primarily due to the cash payment of $48.8 million to acquire OpenSpan Inc. (“OpenSpan”), net of cash acquired.

Cash generated from operations for the first six months of 2016 was $9.3 million.

License and Cloud Backlog: The Company computes license and cloud backlog by adding deferred license and cloud revenue as recorded on the Company’s balance sheet and license and cloud commitments, which are not billed and not recorded on its balance sheet.

License and Cloud Backlog (1)

	June 30,
($ in thousands)	2016	2015	% Change
Total deferred license and cloud revenue	51,855	61,339	(15%)
Total license and cloud commitments not on the balance sheet (2)	340,777	330,043	3%
TOTAL LICENSE AND CLOUD BACKLOG	$392,632	$391,382	0%

(1)	See historical quarterly license and cloud backlog amounts in a separate schedule at the end of this release.
(2)	See the “Future Cash Receipts from License and Cloud Arrangements” table on page 24 of the Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.

Quarterly Conference Call

Pegasystems will host a conference call and audio-only Webcast associated with this announcement at 5:00 p.m. EDT today. A live audio Webcast of the conference call, together with detailed financial information, can be accessed through the Company’s Website at www.pega.com/about/investors. Dial-in information is as follows: 1-877-705-6003 (domestic) or 1-201-493-6725 (international). To listen to the Webcast, log onto www.pega.com at least five minutes prior to the event’s broadcast and click on the Webcast icon in the Investors section. A replay of the call will also be available on www.pega.com by clicking the Earnings Calls link in the Investors section.

Discussion of Non-GAAP Financial Measures:

To supplement financial results presented in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”), the Company provides non-GAAP measures, including in this release. Pegasystems’ management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions, and for forecasting and planning for future periods. The Company’s annual financial plan is prepared both on a GAAP and non-GAAP basis, and both are approved by our board of directors. In addition and as a consequence of the importance of these measures in managing the business, the Company uses non-GAAP measures and financial performance results in the evaluation process to establish management’s compensation.

The non-GAAP measures exclude the effects of certain business combination accounting entries, stock-based compensation expense, amortization of acquired intangibles, acquisition-related and restructuring expenses, and certain other adjustments. The Company believes that these non-GAAP measures are helpful in understanding its past financial performance and its anticipated future results. These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of the Company’s GAAP to non-GAAP measures is included in the financial schedules at the end of this release.

Forward-Looking Statements

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “estimate,” “may,” “target,” “strategy,” “is intended to,” “project,” “guidance”, or variations of such words and similar expressions, among others, identify forward-looking statements, which speak only as of the date the statement was made. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause the Company’s actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties include, among others, variation in demand for our products and services and the difficulty in predicting the completion of product acceptance and other factors affecting the timing of our license revenue recognition; the ongoing consolidation in the financial services, insurance, healthcare, and communications markets; reliance on third party relationships; the potential loss of vendor specific objective evidence for our time and materials professional services arrangements; the inherent risks associated with international operations and the continued weakness in international economies; foreign currency exchange rates; the financial impact of the Company’s past acquisitions, including the OpenSpan acquisition, and any future acquisitions; the potential legal and financial liabilities and reputation damage due to cyber-attacks and security breaches; and management of the Company’s growth. Further information regarding these and other factors which could cause the Company’s actual results to differ materially from any forward-looking statements contained in this press release is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and other recent filings with the Securities and Exchange Commission. These documents are available on the Company’s website at http://www.pega.com/about/investors. The forward-looking statements contained in this press release represent the Company’s views as of August 3, 2016. Investors are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved. Although subsequent events may cause the Company’s view to change, except as required by applicable law, the Company does not undertake and specifically disclaims any obligation to publicly update or revise these forward-looking statements whether as the result of new information, future events or otherwise. The statements should therefore not be relied upon as representing the Company’s view as of any date subsequent to August 3, 2016.

About Pegasystems

Pegasystems Inc. (NASDAQ: PEGA) develops strategic applications for marketing, sales, service, and operations. Pega’s applications streamline critical business operations, connect enterprises to their customers seamlessly in real-time across channels, and adapt to meet rapidly changing requirements. Pega’s Global 3000 customers include many of the world’s most sophisticated and successful enterprises. Pega’s applications, available in the cloud or on-premises, are built on its unified Pega® 7 Platform, which uses visual tools to easily extend and change applications to meet clients’ strategic business needs. Pega’s clients report that Pega® software gives them the fastest time to value, extremely rapid deployment, efficient re-use, and global scale. For more information, please visit us at www.pega.com.

Press Contacts:

Lisa Pintchman

Pegasystems Inc.

lisa.pintchman@pega.com

(617) 866-6022

Twitter: @pega

Investor Contact:

Sheila Ennis

ICR for Pegasystems

PegaInvestorRelations@pega.com

617-866-6077

All trademarks are the property of their respective owners.

Pegasystems Inc.

Unaudited Condensed Consolidated Statements of Operations

($ in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenue:
Software license	$70,671	$63,497	$139,016	$121,472
Maintenance	55,161	49,329	108,136	98,081
Services	63,164	49,193	120,702	96,384

Total revenue	188,996	162,019	367,854	315,937

Cost of revenue:
Software license	1,312	1,030	2,333	2,106
Maintenance	6,315	5,476	12,230	10,656
Services	52,473	48,275	102,047	92,078

Total cost of revenue (1)	60,100	54,781	116,610	104,840

Gross profit	128,896	107,238	251,244	211,097

Operating expenses:
Selling and marketing	74,016	60,389	135,094	116,124
Research and development	35,574	31,372	70,494	61,216
General and administrative	11,294	10,214	22,342	16,559
Acquisition-related	1,623	13	2,542	39
Restructuring	29	—	287	—

Total operating expenses (1)	122,536	101,988	230,759	193,938

Income from operations	6,360	5,250	20,485	17,159
Foreign currency transaction gain (loss)	306	(968)	1,682	(3,930)
Interest income, net	188	216	478	529
Other (expense) income, net	(1,356)	3	(3,654)	3

Income before provision for income taxes	5,498	4,501	18,991	13,761
Provision for income taxes	1,851	1,397	6,339	4,722

Net income	$3,647	$3,104	$12,652	$9,039

Earnings per share:
Basic	$0.05	$0.04	$0.17	$0.12

Diluted	$0.05	$0.04	$0.16	$0.11

Weighted-average number of common shares outstanding:
Basic	76,318	76,626	76,347	76,514
Diluted	78,969	78,950	78,924	78,771

Dividends declared per share	$0.03	$0.03	$0.06	$0.06

(1) Includes stock-based compensation as follows:
Cost of revenue	$2,914	$2,281	$5,594	$4,234
Operating expenses	$7,967	$6,364	$14,222	$10,680

PEGASYSTEMS INC.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in thousands, except per share amounts)

	Three Months Ended June 30,						% Increase
	2016		2016	2015		2015
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP	GAAP		Non-GAAP
TOTAL REVENUE	$188,996	$850	$189,846	$162,019	$—	$162,019	17%		17%
Software license	70,671	14	70,685	63,497	—	63,497	11%		11%
Maintenance	55,161	729	55,890	49,329	—	49,329	12%		13%
Services	63,164	107	63,271	49,193	—	49,193	28%		29%

TOTAL COST OF REVENUE	$60,100	$(4,552)	$55,548	$54,781	$(3,628)	$51,153	10%		9%
Amortization of intangible assets (2)	1,638	(1,638)	—	1,347	(1,347)	—
Stock-based compensation	2,914	(2,914)	—	2,281	(2,281)	—

GROSS MARGIN %	68%		71%	66%		68%	201	bp	231	bp

TOTAL OPERATING EXPENSES (3)	122,536	(11,013)	111,523	101,988	(8,149)	93,839	20%		19%
Amortization of intangible assets (2)	1,966	(1,966)	—	1,772	(1,772)	—
Stock-based compensation	7,967	(7,967)	—	6,364	(6,364)	—
Other adjustments	(220)	220	—	—	—	—
Acquisition-related	1,271	(1,271)	—	13	(13)	—
Restructuring	29	(29)	—	—	—	—

INCOME FROM OPERATIONS	$6,360	$16,415	$22,775	$5,250	$11,777	17,027	21%		34%

OPERATING MARGIN %	3%		12%	3%		11%	12	bp	149	bp

INCOME TAX EFFECTS (4)	$1,851	$5,418	$7,269	$1,397	$3,936	$5,333	32%		36%

NET INCOME	$3,647	$10,997	$14,644	$3,104	$7,841	$10,945	17%		34%

DILUTED EARNINGS PER SHARE	$0.05	$0.14	$0.19	$0.04	$0.10	$0.14	25%		36%

DILUTED WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING	78,969	—	78,969	78,950	—	78,950	0%		0%

PEGASYSTEMS INC.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in thousands, except per share amounts)

	Six Months Ended June 30,						% Increase
	2016 GAAP	Adj.	2016 Non-GAAP	2015 GAAP	Adj.	2015 Non-GAAP	GAAP		Non-GAAP
TOTAL REVENUE	$367,854	$850	$368,704	$315,937	$—	$315,937	16%		17%
Software license	139,016	14	139,030	121,472	—	121,472	14%		14%
Maintenance	108,136	729	108,865	98,081	—	98,081	10%		11%
Services	120,702	107	120,809	96,384	—	96,384	25%		25%

TOTAL COST OF REVENUE	$116,610	$(8,578)	$108,032	$104,840	$(6,849)	$97,991	11%		10%
Amortization of intangible assets (2)	2,984	(2,984)	—	2,690	(2,690)	—
Stock-based compensation	5,594	(5,594)	—	4,234	(4,234)	—
Other adjustments	—	—	—	(75)	75	—

GROSS MARGIN %	68%		71%	67%		69%	148	bp	172	bp

TOTAL OPERATING EXPENSES (3)	$230,759	$(20,064)	$210,695	$193,938	$(10,431)	$183,507	19%		15%
Amortization of intangible assets (2)	3,585	(3,585)	—	3,567	(3,567)	—
Stock-based compensation	14,222	(14,222)	—	10,680	(10,680)	—
Other adjustments	(220)	220	—	(3,855)	3,855	—
Acquisition-related	2,190	(2,190)	—	39	(39)	—
Restructuring	287	(287)	—	—	—	—

INCOME FROM OPERATIONS	$20,485	$29,492	$49,977	$17,159	$17,280	$34,439	19%		45%

OPERATING MARGIN %	6%		14%	5%		11%	14	bp	265	bp

INCOME TAX EFFECTS (4)	$6,339	$9,697	$16,036	$4,722	$5,188	$9,910	34%		62%

NET INCOME	$12,652	$19,795	$32,447	$9,039	$12,092	$21,131	40%		54%

DILUTED EARNINGS PER SHARE	$0.16	$0.25	$0.41	$0.11	$0.16	$0.27	45%		52%

DILUTED WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING	78,924	—	78,924	78,771	—	78,771	0%		0%

PEGASYSTEMS INC.

FOOTNOTES FOR RECONCILIATON OF

SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures, and the material limitations on the usefulness of these measures see disclosure under Discussion of Non-GAAP Financial Measures included earlier in this release and below. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Revenue: Business combination accounting rules require that we determine the fair value of the deferred revenue liability for contractual obligations assumed primarily from our acquisition of OpenSpan in April 2016. In post-acquisition reporting periods, we recognize revenue for the fair value of these contracts, when all the revenue recognition criteria are satisfied, instead of the revenue that would have been recognized by OpenSpan as an independent company. We add back the effect of the deferred revenue fair value adjustment in non-GAAP revenue to reflect the full amount of these revenues to provide a more complete comparison of the revenue guidance to peer companies. No adjustments were made to revenue for 2015.

Amortization of intangible assets: We have excluded the amortization expense of intangible assets from our non-GAAP operating expenses and net earnings measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

Stock-based compensation expense: We have excluded stock-based compensation expense from our non-GAAP operating expenses and net earnings measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expense.

Acquisition-related and restructuring expenses: We have excluded the effect of acquisition-related and restructuring expenses from our non-GAAP operating expenses and net earnings measures. We incurred direct and incremental expenses associated primarily with the OpenSpan acquisition. These acquisition-related expenses were primarily professional fees to affect the acquisition. We have also incurred restructuring expenses for one-time employee termination benefits related to the closure of one of our domestic offices, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. We believe it is useful for investors to understand the effects of these items on our total operating expenses.

Other adjustments: We reached an agreement with the former shareholders of Antenna Software, Inc., which we acquired in October 2013 (“Antenna”), to release a portion of the funds held in escrow as security for their indemnification obligations to us in settlement of the outstanding indemnification claims. The settlement resulted in a benefit to cost of revenue and operating expenses in the first quarter of 2015. In addition, we favorably settled indirect tax liabilities related to the Antenna acquisition, which resulted in a benefit to operating expenses in the first quarter of 2015. In the second quarter of 2016, we reduced our estimate of the additional cash consideration payable to the selling shareholders of one of the three companies acquired in 2014 based on the achievement of certain milestones. We believe the benefits associated with these items are not representative of our ongoing business, and we have excluded the effects of these items from our non-GAAP operating results and net earnings measures.

(2)	Estimated future annual amortization expense related to intangible assets as of June 30, 2016 is as follows:

(in thousands)
Remainder of 2016	$6,679
2017	12,359
2018	11,359
2019	5,567
2020	2,672
2021 and thereafter	12,444

Total intangible assets subject to amortization	$51,080

(3)	Below is a reconciliation of non-GAAP operating expenses:

	Three Months Ended June 30,
	2016		2016	2015		2015
(in thousands)	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Selling and marketing	$74,016	$(4,698)	$69,318	$60,389	$(3,866)	$56,523
Amortization of intangible assets	1,877	(1,877)	—	1,534	(1,534)	—
Stock-based compensation	3,041	(3,041)	—	2,332	(2,332)	—
Other adjustments	(220)	220	—	—	—	—
Research and development	$35,574	$(2,828)	$32,746	$31,372	$(2,265)	$29,107
Stock-based compensation	2,828	(2,828)	—	2,265	(2,265)	—
General and administrative	$11,294	$(1,835)	$9,459	$10,214	$(2,005)	$8,209
Amortization of intangible assets	89	(89)	—	238	(238)	—
Stock-based compensation	1,746	(1,746)	—	1,767	(1,767)	—
Acquisition-related	$1,623	$(1,623)	$—	$13	$(13)	$—
Stock-based compensation	352	(352)	—	—	—	—
Acquisition-related	1,271	(1,271)	—	—	—	—
Restructuring	$29	$(29)	$—	$—	$—	$—
TOTAL OPERATING EXPENSES	$122,536	$(11,013)	$111,523	$101,988	$(8,149)	$93,839

	Six Months Ended June 30,
	2016		2016	2015		2015
(in thousands)	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Selling and marketing	$135,094	$(9,114)	$125,980	$116,124	$(6,936)	$109,188
Amortization of intangible assets	3,407	(3,407)	—	3,065	(3,065)	—
Stock-based compensation	5,927	(5,927)	—	3,878	(3,878)	—
Other adjustments	(220)	220	—	(7)	7	—
Research and development	$70,494	$(5,220)	$65,274	$61,216	$(3,691)	$57,525
Stock-based compensation	5,220	(5,220)	—	4,131	(4,131)	—
Other adjustments	—	—	—	(440)	440	—
General and administrative	$22,342	$(2,901)	$19,441	$16,559	$235	$16,794
Amortization of intangible assets	178	(178)	—	502	(502)	—
Stock-based compensation	2,723	(2,723)	—	2,671	(2,671)	—
Other adjustments	—	—	—	(3,408)	3,408	—
Acquisition-related	$2,542	$(2,542)	$—	$39	$(39)	$—
Stock-based compensation	352	(352)	—	—	—	—
Acquisition-related	2,190	(2,190)	—	—	—	—
Restructuring	$287	$(287)	$—	$—	$—	$—
TOTAL OPERATING EXPENSES	$230,759	$(20,064)	$210,695	$193,938	$(10,431)	$183,507

(4)	The GAAP income tax effects were calculated using an effective GAAP tax rate of 33.7% and 31% for the second quarter of 2016 and 2015, respectively. The non-GAAP income tax effects were calculated using an effective non-GAAP tax rate of 33.2% and 32.8% for the second quarter of 2016 and 2015, respectively.

The GAAP income tax effects were calculated using an effective GAAP tax rate of 33.4% and 34.3% for the first six months of 2016 and 2015, respectively. The non-GAAP income tax effects were calculated using an effective non-GAAP tax rate of 33.1% and 31.9% for the first six months of 2016 and 2015, respectively.

The difference between our GAAP and non-GAAP effective tax rates in second quarter of 2016 primarily relates to the impact of unfavorable foreign stock compensation adjustments on our GAAP effective tax rate, partially offset by higher non-GAAP income subjected to tax in higher tax jurisdictions. The difference between our GAAP and non-GAAP effective tax rates in the second quarter of 2015 primarily relates to the impact of non-GAAP income subjected to tax in higher tax rate jurisdictions during the period.

The difference between our GAAP and non-GAAP effective tax rates in the first six months of 2016 and 2015 primarily relates to the impact of higher non-GAAP income subjected to tax in lower tax rate jurisdictions.

Pegasystems Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	As of	As of
	June 30, 2016	December 31, 2015
Assets:
Cash, cash equivalents, and marketable securities	$137,569	$219,078
Trade accounts receivable, net	198,893	211,846
Property and equipment, net	37,736	31,319
Long-term deferred income taxes	52,041	53,350
Goodwill and Intangible assets, net	125,465	80,194
Other assets	51,651	31,971

Total assets	$603,355	$627,758

Liabilities and Stockholders’ Equity:
Accrued expenses, including compensation and related expenses	87,322	98,640
Deferred revenue	157,848	171,678
Other liabilities	33,391	34,581
Stockholders’ equity	324,794	322,859

Total liabilities and stockholders’ equity	$603,355	$627,758

Pegasystems Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended
	June 30,
	2016	2015
Operating activities:
Net income	$12,652	$9,039
Adjustments to reconcile net income to cash provided by operating activities:
Excess tax benefits from equity awards and deferred income taxes	(3,460)	(3,805)
Depreciation, amortization, foreign currency transaction (gain) loss, and other non-cash items	14,569	15,738
Stock-based compensation expense	19,816	14,914
Change in operating assets and liabilities, net	(34,278)	3,513

Cash provided by operating activities	9,299	39,399

Cash used in investing activities	(7,930)	(18,212)

Cash used in financing activities	(29,396)	(13,234)

Effect of exchange rates on cash and cash equivalents	(738)	(1,674)

Net (decrease) increase in cash and cash equivalents	(28,765)	6,279
Cash and cash equivalents, beginning of period	93,026	114,585

Cash and cash equivalents, end of period	$64,261	$120,864

Pegasystems Inc.

Historical License and Cloud Backlog

(in thousands)

	2016	2016	2015	2015	2015	2015	2014	2014
	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3
Total deferred license and cloud revenue	51,855	57,790	63,412	55,370	61,339	79,639	63,048	68,561

Total license and cloud commitments not on the balance sheet	340,777	331,870	356,388	324,340	330,043	294,412	301,409	265,309

TOTAL LICENSE AND CLOUD BACKLOG	$392,632	$389,660	$419,800	$379,710	$391,382	$374,051	$364,457	$333,870